Exhibit 24
POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Jan Symons, Financial Reporting Manager, American Woodmark Corporation, as the true and lawful attorney-in-fact (with full power of substitution and revocation in each) to:

(1) execute, for and on behalf of the undersigned, any and all statements and reports required or permitted to be filed by the undersigned, in any and all capacities, under Sections 13(d) and (g) and 16(a) of the Securities and Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Act”) with respect to the beneficial ownership of the securities of American Woodmark Corporation (the “Company”), including without limitation Schedules 13D and 13G and Forms 3, 4, and 5, and all amendments thereto;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such statements and reports and file such statements and reports, with all amendments, supplements and exhibits thereto, with the Securities and Exchange Commission, the Nasdaq National Market and/or any stock exchange or any similar authority and to deliver copies thereof to the Company; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully as the undersigned could do if personally present, with full power of substitution or revocation, and hereby ratifies and confirms all that such attorneys-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney.  The undersigned acknowledges that the foregoing attorneys-in-fact, acting in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Sections 13(d) and (g) and 16(a) of the Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file statements or reports under Sections 13(d) and (g) and 16(a) of the Act with respect to holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day of October, 2010.

/s/ Kent J. Hussey
    Officer / Director Signature

 Kent J. Hussey
   Officer / Director Printed Name

ACKNOWLEDGMENT FOR POWER OF ATTORNEY

STATE/COMMONWEALTH OF Virginia

CITY/COUNTY OF Winchester

The foregoing instrument was acknowledged before me this 7th day of October, 2010 by Kent J. Hussey.

/s/ Brenda Dupont (SEAL)
    Notary Public

My commission expires December 31, 2013.

Notary Registration Number: 184243